Date: 08 March 2006

North Franklin Production in February Totals 82.53 Mmcf for 27 Days

Fidelis Energy, Inc. (OTC BB: FDEI), today is pleased to announce the February gas production at the North Franklin Project, Sacramento California. Production from the Company's two gas wells, the "Archer-Whitney #1" and "Archer-Wildlands #1" totaled 82.53 Mmcf for a total of 27 days. The average daily production rate for the month of January totaled 3.06 Mmcf per day from the two wells combined.

Fidelis announced yesterday that the "Archer-F-1" deep Forbes gas well has spudded and is now drilling. The 12,000 foot "Archer-F-1" well has been designed to test both the producing Winters sands as well as the Forbes; the primary objective of this well. All parties have advanced funds in full for the drilling costs of the well.

Fidelis will provide periodic updates as to the progress of the well.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the acquisition of oil and gas reserves, any near-term production or cash flow and our ability to become cash flow positive in the short term to allow us to re-invest production dollars to enhance and grow company assets. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the numerous inherent uncertainties associated with oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information, please visit our website at www.FidelisEnergy.com, or contact:

Investor Relations 1-888-894-3334 (Contact: William Marshall)

ON BEHALF OF THE BOARD

Fidelis Energy Inc.

William Marshall -- President